Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statement on Form S-8 of Shearson Financial Network, Inc. (to be filed on or about February 12, 2007 ) of our reports appearing in Shearson Financial Network, Inc.’s Form 10-QSB for the quarters ended September 30, 2006, June 30, 2006 and March 31, 2006 and related amendments.

/s/ Pollard-Kelly Auditing Services, Inc., CPA’s .
Pollard-Kelly Auditing Services, Inc., CPA’s .

Fairlawn, OH
February 12, 2007